UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): July 18, 2006


                            EAGLE BULK SHIPPING INC.
           (Exact name of each Registrant as specified in its Charter)



       Marshall Islands                000-51366               98-0453513
(State or other jurisdiction    (Commission File Number)     (IRS employer
    of incorporation or                                     identification no.)
       organization)
    477 Madison Avenue                                           10022
    New York, New York                                        (Zip Code)

(Address of principal executive offices)


(Registrant's telephone number, including area code): (212) 785-2500


         (Former name or former address, if changed since last report.)
                                 Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

     On July 18, 2006 the Company issued a press release announcing that it has declared a cash dividend on its common stock for the second quarter of 2006. A copy of the press release is attached as Exhibit 1.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


July 25, 2006
                            EAGLE BULK SHIPPING INC.


                          By: /s/ Sophocles N. Zoullas
                              ---------------------------------
                              Sophocles N. Zoullas
                              Chief Executive Officer and President

                                                                       Exhibit 1


Press Release                                   Source: Eagle Bulk Shipping Inc.

Eagle Bulk Shipping Inc. Declares Dividend
Tuesday July 18, 8:30 am ET

NEW YORK, July 18, 2006 (PRIMEZONE) -- Eagle Bulk Shipping Inc. (NASDAQ:EGLE -
News) today announced that its Board of Directors has declared a cash dividend on its common stock for the second quarter of 2006 of $0.50 per share payable on or about August 3, 2006, to all shareholders of record as of July 28, 2006.

About Eagle Bulk Shipping Inc.

Eagle Bulk Shipping Inc. is a Marshall Islands corporation headquartered in New York City. We are the largest U.S.-based owner of Handymax dry bulk vessels, which are dry bulk vessels that range in size from 35,000 to 60,000 deadweight tons, or dwt, and transport a broad range of major and minor bulk cargoes, including iron ore, coal, grain, cement and fertilizer, along worldwide shipping routes. Our strategy is to charter our modern fleet primarily pursuant to one- to three-year time charters to allow us to take advantage of the stable cash flow and high utilization rates that are associated with medium- to long-term time charters.

Forward-Looking Statements

Matters discussed in this release may constitute forward-looking statements. Forward-looking statements reflect our current views with respect to future events and financial performance and may include statements concerning plans, objectives, goals, strategies, future events or performance, underlying assumptions and other statements, which are other than statements of historical facts, as well as the completion and acceptance of definitive documentation. The forward-looking statements in this release are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management's examination of historical operating trends, data contained in our records and other data available from third parties. Although Eagle Bulk Shipping Inc. believes that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, Eagle Bulk Shipping Inc. cannot assure you that it will achieve or accomplish these expectations, beliefs or projections.

Important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include the strength of world economies and currencies, general market conditions, including changes in charterhire rates and vessel values, changes in demand that may affect attitudes of time charterers to scheduled and unscheduled drydocking, changes in our vessel operating expenses, including dry-docking and insurance costs, or actions taken by regulatory authorities, ability of our counterparties to perform their obligations under sales agreements and charter contracts on a timely basis, potential liability from future litigation, domestic and international political conditions, potential disruption of shipping routes due to accidents and political events or acts by terrorists.

Risks and uncertainties are further described in reports filed by Eagle Bulk Shipping Inc. with the U.S. Securities and Exchange Commission. Visit our website at http://www.eagleships.com.


Contact:
          Eagle Bulk Shipping Inc.
          Investors:
          Alan Ginsberg
          (212) 785-2500

          Mandelbaum & Morgan
          Media:
          Jonathan Morgan
          (212) 741-0014




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